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                                                                     EXHIBIT 8.1
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                              ARTER & HADDEN LLP
                         1717 Main Street, Suite 4100
                             Dallas, Texas  75201
                              Tel:  214.761.2100
                              Fax:  214.741.7139



                                August 26, 1998



Independent Bankshares, Inc.
547 Chestnut Street
Abilene, Texas   79602



Gentlemen:

          We have acted as tax counsel to Independent Bankshares, Inc., a Texas corporation (the "Company"), in connection with the proposed issuance of (i) Preferred Securities (the "Preferred Securities") of Independent Capital Trust, a statutory business trust created under the laws of Delaware (the "Trust"), pursuant to the terms of the Amended and Restated Trust Agreement between the Company and U.S. Trust Company of Texas, N.A., as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and certain individuals named therein as Administrative Trustees (the "Trust Agreement"), to be offered in an underwritten public offering, (ii) Subordinated Debentures (the "Debentures") of the Company pursuant to the terms of an indenture from the Company to U.S. Trust Company of Texas, N.A., as trustee (the "Indenture"), to be sold by the Company to the Trust, and (iii) the Preferred Securities Guarantee Agreement of the Company with respect to the Preferred Securities (the "Guarantee") between the Company and U.S. Trust Company of Texas, N.A., as trustee. The Preferred Securities and the Debentures are to be issued as contemplated by the registration statement on Form S-2 (the "Registration Statement") to be filed by the Company and the Trust to register the issuance of the Preferred Securities, the Debentures and the Guarantee under the Securities Act of 1933, as amended (the "Act").

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including (i) the Registration Statement, (ii) the Form of Indenture attached as an exhibit to the Registration Statement, (iii) the Form of the Debentures
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Independent Bankshares, Inc.
August 26, 1998
Page 2

attached as an exhibit to the Registration Statement, (iv) the Form of Trust Agreement attached as an exhibit to the Registration Statement, (v) the form of Guarantee attached as an exhibit to the Registration Statement, and (vi) the Form of Preferred Security Certificate attached as an exhibit to the Registration Statement (collectively the "Documents"). In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

          Based upon the foregoing, and assuming (i) the final Documents will be substantially identical to the forms attached as exhibits to the Registration Statement and (ii) full compliance with all the terms of the final Documents, we are of the opinion that the statements contained in the preliminary prospectus constituting part of the Registration Statement under the caption "Certain Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions, as qualified therein, constitute an accurate description, in general terms, of the indicated United States federal income tax consequences to such holders.

          The opinion expressed above is based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations, published interpretations of the Code and such Treasury Regulations by the Internal Revenue Service, and existing court decisions published at least three days prior to the date hereof, any of which could be changed at any time. Any such changes may or may not be retroactively applied. We note that there is no authority directly on point dealing with securities such as the Preferred Securities or of transactions of the type described herein. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion as to any matters not specifically covered by the foregoing opinions or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts (including the taking of any action by any party to any of the transactions described in the Documents relating to such transactions) or in the Documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

          This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Debentures, the Guarantee or the Preferred Securities or any other party to which it is not specifically addressed or on which reliance is not expressly permitted hereby.
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Independent Bankshares, Inc.
August 26, 1998
Page 3

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to reference to our Firm under the caption "Certain Federal Income Tax Consequences" and "Legal Matters" in the preliminary prospectus constituting a part of the Registration Statement.


                                 Very truly yours,



                                 /s/ Arter & Hadden LLP

                                 ARTER & HADDEN LLP